EXHIBIT 5.2


                 [SONNENSCHEIN NATH & ROSENTHAL LLP LETTERHEAD]



                                  June 22, 2004



Entertainment Properties Trust
30 West Pershing Road
Suite 201
Kansas City, Missouri 64108

     Re: Legality of Entertainment Properties Trust's Common Shares

Ladies and Gentlemen:

     We have acted as counsel to Entertainment Properties Trust, a Maryland real estate investment trust (the "Company"), with respect to the Registration Statement on Form S-3, Registration No. 333-113626 (the "Registration Statement") filed by the Company on March 15, 2004 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus, dated March 26, 2004, and a prospectus supplement, dated June 22, 2004, in connection with the public offering under the Securities Act of 1,150,000 common shares of beneficial interest of the Company (including 150,000 shares to cover over-allotments, if any, the "Shares") pursuant to an Underwriting Agreement, dated June 22, 2004, among RBC Capital Markets Corporation, J.P. Morgan Securities Inc. and the Company (the "Underwriting Agreement"). This opinion is being delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Declaration of Trust and Bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares, (iii) the Registration Statement, and (iv) the Underwriting Agreement.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers, (ii) the limitations imposed by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

     We render no opinion herein as to matters involving the laws of any jurisdiction other than the present laws of the United States of America, the present laws of the State of Missouri (excluding local laws), the present laws of the State of New York (excluding local laws), the Maryland Corporations and Associations statute, and the present judicial interpretations thereof. We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern.

     Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts of which we become aware after the date hereof.

     We consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K incorporated by reference into the Registration Statement, the prospectus and the prospectus supplement, and to the reference to our firm under the captions "Legal Opinions" and "Legal Matters" in the Registration Statement and accompanying prospectus and prospectus supplement.




                                     Very truly yours,

                                     /s/  Sonnenschein Nath & Rosenthal LLP

                                     SONNENSCHEIN NATH & ROSENTHAL LLP